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                                                                    EXHIBIT 99.4

Contact:   Karin Demler, 615/263-3005


       CORRECTIONS CORPORATION OF AMERICA RECEIVES FINAL COURT APPROVAL OF
            TERMS OF SETTLEMENT AGREEMENTS IN STOCKHOLDER LITIGATION

         NASHVILLE, Tennessee - (February 13, 2001) - Corrections Corporation of America, formerly Prison Realty Trust, Inc. (NYSE: CXW), announced today that it has received final court approvals of the revised terms of the definitive agreements with respect to the settlement of a series of class action and derivative lawsuits brought against CCA by current and former stockholders of CCA and its predecessors. The final terms of the settlement provide for the "global" settlement of all outstanding stockholder litigation against CCA and certain of its existing and former directors and executive officers.

         Pursuant to the revised terms of the settlements, CCA will issue to the plaintiffs:

         -        an aggregate of 46,900,000 shares of CCA's common stock; and

         - a subordinated promissory note in the aggregate principal amount of $29.0 million.

         Other than with respect to the issuance of the common stock and the promissory note by CCA, the original settlement agreements have not been altered by the terms of the revised settlement agreements, including the requirement that CCA pay approximately $47.5 million in cash insurance proceeds to the plaintiffs.

         The promissory note will be due January 2, 2009, and will accrue interest at a rate of 8.0% per annum. All principal and interest due under the note will be payable in one lump sum at maturity; provided, however, that should the average trading price of CCA's common stock meet or exceed a "termination price" equal to $1.63 per share for 15 consecutive trading days at any time prior to the maturity date of the note, all amounts outstanding under the promissory note will be deemed fully satisfied without further action by CCA. To the extent the highest average trading price of the common stock does not reach the designated "termination price" during the period, the amount to be paid under the note will be reduced by the amount the shares of stock issued to the plaintiffs appreciate in value pursuant to a calculation to be made at the time of the maturity of the note.

         CCA previously announced on January 19, 2001 that it had obtained preliminary court approval of the terms of the definitive settlement agreements. The terms of the definitive settlement agreements described above with respect to the issuance of the common stock and the promissory note replace all previously existing obligations of CCA, under the provisions of the original settlement agreements and a Memorandum of Understanding between the parties, to issue shares of its common stock and/or other indebtedness to the plaintiffs in the litigation.



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         A more complete description of the terms of the final settlement will be included as an exhibit to a Current Report on Form 8-K to be filed by CCA with the U.S. Securities and Exchange Commission (the "Commission") via EDGAR. Further details on the final settlement can also be found in the Supplemental Notice of Pendency of Class Actions, Proposed Settlement Thereof, Settlement Hearing and Right to Share in Settlement Fund, which is available from the Settlement Administrator.

         Also, as part of the revised settlement, the deadline for claimants who have not already done so to submit a Proof of Claim and Release Form to the Settlement Administrator has been extended to March 12, 2001.

ABOUT THE COMPANY

         CCA is the nation's largest provider of detention and corrections services to governmental agencies. CCA is the industry leader in private sector corrections with approximately 61,000 beds in 68 facilities under contract for management in the United States and Puerto Rico. CCA's full range of services includes design, construction, ownership, renovation and management of new or existing jails and prisons, as well as long distance inmate transportation services.

FORWARD-LOOKING STATEMENTS

         This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Factors that could cause operating and financial results to differ are described in CCA's Form 10-K, as well as in other documents filed with the Commission, and these factors include, but are not limited to, the growth of the private corrections and detention industry, CCA's ability to obtain and maintain facility management contracts and general market conditions. CCA does not undertake any obligation to publicly release the result of any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.